EXHIBIT 4.11

KFORCE

401(k) RETIREMENT SAVINGS PLAN

AMENDED AND RESTATED

AS OF

JANUARY 1, 2006

This Amendment and Restatement of the Kforce 401(k) Retirement Savings Plan is made and entered into by Kforce Inc. (the “Company”) effective as of January 1, 2006, and such other dates as are set forth herein.

W I T N E S S E T H:

WHEREAS, the Company has previously adopted the Kforce 401(k) Retirement Savings Plan (formerly known as the kforce.com, Inc. 401(k) Retirement Savings Plan, and as the Romac International, Inc. 401(k) Retirement Savings Plan and the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan), which has been amended from time to time (as amended, the “Plan”); and

WHEREAS, the Company is authorized and empowered to amend the Plan; and

WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Plan to provide for the merger of the Emergency Response Staffing 401(k) Plan effective as of August 1, 2006, to address changes made to applicable law, and to provide for other desired changes.

NOW, THEREFORE, the Kforce 401(k) Retirement Savings Plan is hereby amended and restated in its entirety to read as follows:

ARTICLE I.

Definitions

1.1 “Account” or “Accounts” shall mean a Participant’s Elective Contribution Account, Matching Contribution Account, Employer Contribution Account, Qualified Nonelective Contribution Account, Rollover Contribution Account and/or such additional, or consolidated, accounts as may be established by the Plan Administrator.

1.2 “Actual Contribution Percentage” shall mean, with respect to a group of Participants for the Plan Year, the average of the Actual Contribution Ratios (calculated separately for each member of the group) of each Participant who is a member of such group.

1.3 “Actual Contribution Ratio” shall mean the ratio of the amount of matching contributions made pursuant to section 5.2 (and elective and/or qualified nonelective contributions, if any, treated as matching contributions) made on behalf of a Participant for a Plan Year to the Participant’s compensation for the Plan Year.

(a) Elective contributions and qualified nonelective contributions, if any, may be treated as matching contributions for this purpose only if such contributions satisfy the requirements of Section 1.401(m)-2(a)(6) of the Treasury Regulations.

(b) (1) Compensation taken into account for purposes of this section must satisfy Section 414(s) of the Code.

(2) An Employer may limit the period for which compensation is taken into account to that portion of the Plan Year in which the Employee was a Participant so long as this limit is applied uniformly to all Participants in the Plan for the Plan Year.

(c) If no matching contributions, elective contributions or qualified nonelective contributions are taken into account with respect to an eligible Employee, the Actual Contribution Ratio of the Employee is zero. For this purpose, an “eligible Employee” is any Employee who is directly or indirectly eligible to receive an allocation of matching contributions (including matching contributions derived from forfeitures) under the Plan for a Plan Year as described in Section 1.401(m)-1(f)(4) of the Treasury Regulations.

1.4 “Actual Deferral Percentage” shall mean, with respect to a group of Participants for the Plan Year, the average of the Actual Deferral Ratios (calculated separately for each member of the group) of each Participant who is a member of such group.

1.5 “Actual Deferral Ratio” shall mean the ratio of the amount of elective contributions made pursuant to section 5.1 (and qualified nonelective contributions, if any, treated as elective contributions) made on behalf of a Participant for a Plan Year to the Participant’s compensation for the Plan Year.

(a) Qualified nonelective contributions, if any, may be treated as elective contributions for this purpose only if such contributions satisfy the requirements of Section 1.401(k)-2 of the Treasury Regulations.

(b) (1) Compensation taken into account for purposes of this section must satisfy Section 414(s) of the Code.

(2) An Employer may limit the period for which compensation is taken into account to that portion of the Plan Year in which the Employee was a Participant so long as this limit is applied uniformly to all Participants in the Plan for the Plan Year.

(c) (1) If an eligible Employee makes no elective contributions, and no qualified nonelective contributions are treated as elective contributions, the Actual Deferral Ratio of the Employee is zero. For this purpose, an “eligible Employee” is any Employee who is directly or indirectly eligible to make a cash or deferred election into the Plan for all or a portion of the Plan Year as described in Section 1.401(k)-1(g)(4) of the Treasury Regulations.

1.6 “Administrator” shall mean the Plan Administrator.

1.7 “Affiliate” shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; and any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

1.8 “Annual Additions” shall mean, with respect to a Participant for each Limitation Year, the sum of:

(a) the amount of Employer contributions (including elective contributions) allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; provided, however, that elective deferral contributions made pursuant to section 5.1(a)(2) (and any other contribution subject to Section 414(v) of the Code and made to any defined contribution plan maintained by an Employer or an Affiliate) shall not be taken into account;

(b) the amount of the Participant’s contributions (other than rollover contributions and contributions subject to Section 414(v) of the Code, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

(c) any forfeitures separately allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; and

(d) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code that is part of a pension or annuity plan maintained by an Employer or an Affiliate, and amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by an Employer or an Affiliate; provided, however, the percentage limitation set forth in section 6.5(a) of Article VI shall not apply to (1) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an “Annual Addition,” or (2) any amount otherwise treated as an “Annual Addition” under Section 415(l)(1) of the Code.

1.9 “Board of Directors” and “Board” shall mean the board of directors of the Company or, when required by the context, the board of managers or board of directors of an Employer other than the Company. In addition, the terms “Board of Directors” and “Board” shall include such subcommittees and other designees of the board of directors as appointed by the board of directors from time to time.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

1.11 “Company” shall mean Kforce Inc. and its successors.

1.12 “Compensation”

(a) “Compensation” shall mean the regular salaries and wages, overtime pay, bonuses, commissions and other amounts paid by an Employer and taxable to the Employee, as well as elective contributions made on behalf of a Participant under sections 5.1(a)(1) and (a)(2) of this Plan pursuant to Sections 401(k) and 414(v) of the Code, elective contributions made on behalf of a Participant to any cafeteria plan maintained by an Employer pursuant to Section 125 of the Code, and elective amounts that are not includible in the gross income of an Employee by reason of Section 132(f)(4) of the Code. The term “Compensation” shall not include amounts attributable to severance payments made pursuant to a layoff, Post-Severance Compensation, third party disability payments, the issuance, exchange or disposition of taxable or tax deferred stock options, deductible relocation expense payments, credits or benefits under this Plan, any amount contributed to any pension, employee welfare, life insurance or health insurance plan or arrangement, or any other tax-favored fringe benefits (unless otherwise indicated above).

(b) For purposes of crediting contributions pursuant to Article V and section 6.4(b) with respect to any Plan Year, no Compensation paid by an Employer with respect to an Employee prior to the Employee’s first day of participation shall be taken into account.

(c) For Plan Years beginning after December 31, 2001, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000.00, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

1.13 “Directed Investment Fund” shall mean an investment fund established pursuant to Article X for purposes of investing Participants’ Accounts.

1.14 “Earnings” attributable to any Pooled Investment Fund shall mean, with respect to a Valuation Period, the aggregate of the unrealized appreciation or depreciation accruing to the Pooled Investment Fund during such a period; and the income earned or the loss sustained by the Pooled Investment Fund during such period, whether from investments or from the sale or exchange of assets. The Earnings attributable to a separate portion of a Segregated Investment Fund credited to a Participant’s Account for any Valuation Period shall be determined by multiplying the number of shares or units of the Segregated Investment Fund credited to the Participant’s Account by the difference between the value of each share for the current Valuation Date and the value of each share as of the most recent preceding Valuation Date. The Earnings attributable to a loan treated as a separate portion of a Segregated Investment Fund credited to a Participant’s Accounts for any Valuation Period shall be determined and allocated to the Participant’s Accounts in accordance with standard accounting procedures.

1.15 “Effective Date” of this amendment and restatement of the Plan shall mean January 1, 2006, except as may otherwise be noted herein.

1.16 “Elective Contribution Account” shall mean an account established pursuant to section 6.2 with respect to elective contributions made under salary reduction agreements pursuant to sections 5.1(a)(1) and 5.1(a)(2), and shall include amounts previously credited to any elective contributions account on behalf of an Employee who participated in any Merged Plan, which amounts were transferred to this Plan as a result of a plan merger.

1.17 “Emergency Response Staffing Plan” shall mean the Emergency Response Staffing 401(k) Plan that shall be merged into this Plan effective August 1, 2006.

1.18 “Employee” shall mean any person employed by an Employer or an Affiliate other than:

(a) any employee who is a leased employee under Section 414(n) of the Code,

(b) a person covered by a collective bargaining agreement if retirement benefits were a subject of good faith bargaining between such unit and the Employer or Affiliate, unless such collective bargaining agreement provides for participation in this Plan by such person,

(c) a nonresident alien who does not receive earned income from sources within the United States,

(d) an individual who does not receive earned income from a payroll source within the United States, and

(e) an individual whose employment status has not been recognized by the Employer or Affiliate by completion of Internal Revenue Service Form W-4 and who is not initially treated as a common law employee of the Employer or Affiliate on its payroll records.

For purposes of this section, the term “leased employee” means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and one or more Affiliates) on a substantially full time basis for a period of at least one year and the individual’s services are performed under the primary direction or control of such Employer.

1.19 “Employer” shall mean the Company and each subsidiary, related corporation, or other entity that adopts this Plan with the consent of the Company. The term “Employer” shall include any corporation merged into an Employer.

1.20 “Employer Contribution Account” shall mean an account established pursuant to section 6.2 with respect to Employer contributions made pursuant to section 5.3, and shall include amounts previously credited to any employer profit sharing contributions account on behalf of an Employee who participated in any Merged Plan, which amounts were transferred to this Plan as a result of a plan merger.

1.21 “Employer Securities” shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company.

1.22 “Entry Date” shall mean the first day of each payroll period applicable to an Employee.

1.23 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

1.24 “Fair Market Value” shall mean, for purposes of the valuation of Employer Securities, the closing price (or, if there is no closing price, then the closing bid price) of such Employer Securities as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such Employer Securities are listed, or if the Employer Securities are not listed on a securities exchange in the United States, the mean between the dealer closing “bid” and “ask” prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or NASDAQ’s successor, or if not reported on NASDAQ, the fair market value of the securities as determined in good faith and based on all relevant factors; provided, however, that the Fair Market Value of Employer Securities not readily tradable on an established securities market shall be determined by an independent appraiser pursuant to Section 401(a)(28)(C) of the Code.

1.25 “Highly Compensated Employee”

(a) The term “Highly Compensated Employee” shall mean any Employee:

(1) who was a 5% owner of an Employer or an Affiliate (within the meaning of Section 416(i)(1)(B) of the Code) during the Plan Year or the immediately preceding Plan Year; or;

(2) whose Section 415 Compensation was more than $80,000 (as adjusted in accordance with law) for the immediately preceding Plan Year, and who was a member of the “top paid group” for such preceding Year. As used herein, “top paid group” shall mean all Employees who are in the top 20% of the Employer’s or an Affiliate’s work force ranked on the basis of Section 415 Compensation paid during the year; provided, that, for purposes of determining the “top paid group,” any reasonable method of rounding or tie-breaking is permitted; and provided, further, that for purposes of determining the number of Employees in the top paid group, Employees described in Section 414(q)(5) of the Code shall be excluded.

(b) In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer constituting United States source income (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees.

(c) The term “Highly Compensated Employee” shall also mean any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for an Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained age 55.

(d) For purposes of determining who is a Highly Compensated Employee, an Employer and any Affiliate shall be taken into account as a single Employer.

1.26 “Hour of Service”

(a) The term “Hour of Service” shall mean

(1) an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate;

(2) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding,

(A) no more than 501 Hours of Service shall be credited under this subsection (a)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

(B) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(C) an hour shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

(3) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, that the same Hour of Service shall not be credited both under subsection (a)(1) or subsection (a)(2), as the case may be, and under this subsection (a)(3). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in subsection (a)(2) shall be subject to the limitations set forth in that section.

The definition set forth in this subsection (a) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such sections, which special rules are hereby incorporated in the definition of “Hour of Service” by this reference.

(b) Each non-hourly paid employee who is not required to maintain records of his actual Hours of Service during any month shall be credited with 190 Hours of Service for such month if he would be credited with at least one Hour of Service during such month under subsection (a).

(c) (1) Notwithstanding the other provisions of this “Hour of Service” definition, in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in subsection (c)(2).

(2) The Hours of Service to be credited to an Employee under the provisions of subsection (c)(1) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service under this subsection (c) by reason of any such pregnancy or placement shall not exceed 501 hours.

(3) The hours treated as Hours of Service under this subsection (c) shall be credited only in the Plan Year in which the absence from work begins, if the crediting is necessary to prevent a One Year Break in Service in such Plan Year or, in any other case, in the immediately following Plan Year.

(4) Credit shall be given for Hours of Service under this subsection (c) solely for purposes of determining whether a One Year Break in Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

(5) Notwithstanding any other provision of this subsection (c), no credit shall be given under this subsection (c) unless the Employee in question furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons referred to in subsection (c)(1) and the number of days for which there was such an absence.

1.27 “Investment Committee” shall mean the Investment Review Committee that has been appointed from time to time by the Board of Directors of the Company to select and monitor the Directed Investment Funds made available to Participants pursuant to Article X

1.28 “Key Employee” shall mean, for Plan Years beginning after December 31, 2001, any employee or former employee (including any deceased employees) who at any time during the Plan Year that includes the determination date was an officer of the Employer or an Affiliate having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer or an Affiliate (within the meaning of Section 416(i)(1)(B) of the Code) or a 1% owner of the Employer or an Affiliate (within the meaning of Section 416(i)(1)(B) of the Code) having annual compensation from the Employer and its Affiliates of more than $150,000. For purposes of this section the term “compensation” shall mean an Employee’s Section 415 Compensation. The determination of who is a Key Employee will be made in accordance with Section

416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

1.29 “Limitation Year” shall mean the Plan Year.

1.30 “Matching Contribution Account” shall mean an account established pursuant to section 6.2 with respect to matching contributions made pursuant to section 5.2, and shall include amounts previously credited to any matching contribution account on behalf of an Employee who participated in any Merged Plan, which amounts were transferred to this Plan as a result of a plan merger.

1.31 “Matching Contribution Allocation Date” shall mean the last day of each Matching Contribution Allocation Period.

1.32 “Matching Contribution Allocation Period” shall mean the Plan Year, or such other periods as may be established by the Board of Directors of the Company (or its designated agent or agents) with respect to matching contributions.

1.33 “Merged Plan” shall mean the Romac Plan, UQ Solutions Plan and/or the Emergency Response Staffing Plan.

1.34 “Non-Highly Compensated Employee” shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Highly Compensated Employee.

1.35 “Non-Key Employee” shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

1.36 “Normal Retirement Date” shall mean the date on which a Participant attains the age of 55 years.

1.37 “One Year Break in Service” shall mean a Plan Year in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of any such Plan Year.

1.38 “Participant” shall mean any eligible Employee of an Employer who has become a Participant under the Plan and shall include any former employee of an Employer who became a Participant under the Plan and (a) who still has a balance in an Account under the Plan or (b) is entitled to an allocation of an Employer contribution pursuant to section 5.2, 5.3, 5.4 and/or 6.4(b). Solely for purposes of administering Rollover Contribution Accounts, the term “Participant” shall also include an Employee who has made a rollover contribution to the Plan.

1.39 “Plan” shall mean the Kforce 401(k) Retirement Savings Plan (formerly known as the kforce.com, Inc. 401(k) Retirement Savings Plan, the Romac International, Inc. 401(k) Retirement Savings Plan and the Source Services Corporation

401(k) and Profit Sharing Retirement Savings Plan) as herein set forth, as it may be amended from time to time.

1.40 “Plan Administrator” shall mean the Company; provided, however, that if the Company elects to utilize an administrative committee as the “Plan Administrator,” then the “Plan Administrator” shall mean the administrative committee that has been appointed from time to time by the Board of Directors of the Company (or by its designated agent).

1.41 “Plan Year” shall mean the 12-month period ending on December 31.

1.42 “Pooled Investment Fund” shall mean a Directed Investment Fund established under Article X, the combined assets of which shall consist of the common investments of all Participants selecting the Directed Investment Fund.

1.43 “Post-Severance Compensation” shall mean:

(a) The term “Post-Severance Compensation” shall mean amounts paid after severance from employment that are severance pay, unfunded nonqualified deferred compensation or parachute payments within the meaning of Section 280G(b)(2) of the Code.

(b) The following types of post-severance payments are not considered Post-Severance Compensation, and are treated as Compensation, if they are paid within 2 1/2 months following severance from employment:

(1) payments that, absent a severance from employment, would have been paid to the employee while the employee continued in employment with the employer and are regular compensation for service during the employee’s regular working hours, compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; and

(2) payments for accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if employment had continued.

1.44 “Qualified Nonelective Contribution Account” shall mean an account established pursuant to section 6.2 with respect to Employer qualified nonelective contributions made pursuant to section 5.4 and shall include amounts previously credited to any qualified nonelective contribution account on behalf of an Employee who participated in any Merged Plan, which amounts were transferred to this Plan as a result of a plan merger.

1.45 “Rollover Contribution Account” shall mean an account established pursuant to section 6.2 with respect to qualified rollover contributions made pursuant to section 5.7 and shall include amounts previously credited to any rollover contribution account on behalf of an Employee who participated in any Merged Plan, which amounts were transferred to this Plan as a result of a plan merger.

1.46 “Romac Plan” shall mean the former Romac International, Inc. Employees’ 401(k) Retirement Savings Plan that was merged into this Plan effective July 1, 1998.

1.47 “Section 415 Compensation”

(a) The term “Section 415 Compensation” shall mean:

(1) wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or an Affiliate to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations), and

(2) (A) any elective deferral (subject to Section 402(g)(3) or 414(v) of the Code),

(B) any amount which is contributed or deferred by the Employer or an Affiliate at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125 or 457 of the Code,

(C) Elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code, and

(D) Amounts under Section 125 of the Code not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer or an Affiliate thereof does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b) Section 415 Compensation shall exclude the following:

(1) Employer or Affiliate contributions (except as set forth in subsection (a)(2) above) to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or Employer or Affiliate contributions (except as set forth in subsection (a)(2) above) under a simplified employee pension or any distributions from a plan of deferred compensation; provided, however, that any amounts received by an Employee pursuant to an unfunded non-qualified plan are permitted to be considered as Section 415 Compensation in the year the amounts are includable in the gross income of the Employee;

(2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4) Post-Severance Compensation.

1.48 “Segregated Investment Fund” shall mean a Directed Investment Fund established under Article X, in which the assets (including Participant loan balances) of each Participant selecting the Directed Investment Fund shall be separately invested, and for which the earnings attributable to such assets shall be separately accounted.

1.49 “Top Heavy Plan” shall mean, for Plan Years beginning after December 31, 2001, this Plan if the aggregate account balances (not including catch-up contributions to this Plan, any other contributions subject to Section 414(v) of the Code, and voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed 60% of the aggregate account balances (not including catch-up contributions to this Plan, any other contributions subject to Section 414(v) of the Code, and voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries. Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year (or, for the first Plan Year, the last day of the first Plan Year). For the purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 401(a)(4) or 410 of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code. All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group. The account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section

416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” The account balances of any Participant shall not be taken into account if:

(a) he is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, or

(b) he has not performed any services for an Employer during the one-year period ending on the determination date.

1.50 “Trust” shall mean the trust established by the Trust Agreement.

1.51 “Trust Agreement” shall mean the agreement providing for the Trust Fund, as entered into by the Company and the Trustee and as it may be amended from time to time.

1.52 “Trustee” shall mean the individual, individuals or corporation designated as trustee under the Trust Agreement.

1.53 “Trust Fund” shall mean the trust fund established under the Trust Agreement from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

1.54 “UQ Solutions Plan” shall mean the former UQ Solutions 401(k) Profit Sharing Plan that was merged into this Plan effective July 1, 1999.

1.55 “Valuation Date” shall mean the last day of each Plan Year and each day on which the New York Stock Exchange and the Plan’s third party administrator are open for business.

1.56 “Valuation Period” shall mean the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

1.57 “Year of Service”

(a) The term “Year of Service” shall mean each Plan Year beginning on or after January 1, 1998 during which an Employee completes 1,000 or more Hours of Service. In addition, the term “Years of Service” shall also include each consecutive 12-month period commencing before January 1, 1998, that begins with the date of the Employee’s first Hour of Service for his Employer or any Affiliate thereof (or his first Hour of Service after a One Year Break in Service) and each anniversary thereof, if, during such consecutive 12-month period, the Employee completes 1,000 Hours of Service for an Employer or an Affiliate thereof.

(b) For purposes of Article VII and section 13.1(e), an Employee’s “Years of Service” shall not include the following:

(1) any Year of Service prior to a One Year Break in Service, but only prior to such time as the Participant has completed a Year of Service after such One Year Break in Service; and

(2) any Year of Service prior to a One Year Break in Service if the Participant had no vested interest in the balance of his Accounts which include Employer-derived contributions at the time of such One Year Break in Service and if the number of consecutive years in which a One Year Break in Service occurred equaled or exceeded the greater of five or the number of Years of Service completed by the Employee prior thereto (not including any Years of Service not required to be taken into consideration under this section as a result of any prior One Year Break in Service); provided, however, that for these purposes, any One Year Break in Service resulting from a leave of absence shall not be counted but shall be disregarded.

(c) For all purposes of this Plan, an Employee’s “Years of Service” shall include (1) any year of service for an Employer or a predecessor of an Employer, that was previously required to be taken into account under the terms of any Merged Plan and (2) (to the extent that a year of service is not subject to (1) above) any year of service for Hall Kinion & Associates, Inc. and/or OnStaff Acquisition Corporation prior to their mergers into the Company on June 7, 2004.

ARTICLE II.

Name and Purpose of the Plan and the Trust

2.1 Amendment and Restatement of Plan, and Merger of Emergency Response Staffing Plan. The Company’s 401(k) plan is hereby amended and restated in accordance with the terms hereof. The Plan shall continue to be known as the “Kforce 401(k) Retirement Savings Plan.” Effective August 1, 2006 the Emergency Response Staffing 401(k) Plan that shall be merged into this Plan .

2.2 Exclusive Benefit. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Employer. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

2.3 Return of Contributions. Notwithstanding the provisions of section 2.2, any contribution made by an Employer to this Plan by a mistake of fact may be returned, reduced by the amount of losses thereon, to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned, reduced by the amount of losses thereon, to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

2.4 Participants’ Rights. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

2.5 Qualified Plan. This Plan and the Trust are intended to qualify under the Code as a a tax-qualified employees’ plan and trust as described in Sections 401(a) and 501(a) of the Code, and the provisions of this Plan and the Trust should be interpreted accordingly.

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ARTICLE III.

Plan Administrator

3.1 Administration of the Plan. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to investments. The Administrator shall have no duty with respect to the investments to be made of the funds in the Trust except as may be expressly assigned to it by the terms of the Trust Agreement or as provided in Article X of the Plan.

3.2 Powers and Duties. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to conclusively interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

3.3 Direction of Trustee. It shall be the duty of the Administrator to direct the Trustee with regard to the allocation and the distribution of the benefits to the Participants and others hereunder.

3.4 Summary Plan Description. The Administrator shall prepare or cause to be prepared a Summary Plan Description (if required by law) and such periodic and annual reports as are required by law.

3.5 Disclosure. At least once each year, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

3.6 Conflict in Terms. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trust and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trust as set forth in this Plan and in the Trust Agreement and as set forth in any explanatory booklet or other description, this Plan and the Trust Agreement shall control.

3.7 Nondiscrimination. The Administrator shall not take any action or direct the Trustee to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

3.8 Records. The Administrator shall keep a complete record of all its proceedings as such Administrator and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Administrator.

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3.9 Final Authority. Except to the extent otherwise required by law, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and beneficiary and every other interested or concerned person or party.

3.10 Claims The Plan Administrator shall develop and institute a claims procedure. The claims procedure shall be in writing and shall be part of the Plan’s summary plan description or part of a document that accompanies the Plan’s summary plan description. Such written claims procedure is hereby specifically incorporated by reference into the Plan. Participants and Beneficiaries may make claims for benefits under the Plan only in accordance with the written claims procedure in effect at the time the Participant or Beneficiary makes the claim for benefit. Written notice of the disposition of a claim shall be furnished to the claimant by the Plan Administrator within timeframe set forth in the claims procedure. In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary and an explanation of the claim review procedure. If a claim is denied (either in the form of a written denial or by the failure of the Plan Administrator, within the required time period, to notify the claimant of the action taken), the claimant or his duly authorized representative may petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review pertinent documents and to submit issues and comments in writing to the Plan Administrator. The written petition by a claimant or his duly authorized representative for a full a fair review of the denial must be made within the timeframe set forth in the claims procedure. The claimant must exhaust all administrative remedies under the Plan, including a petition for a full and fair review of the denial, prior to filing a suit in state or federal court regarding the claim. The Plan Administrator shall promptly review the claim and shall make a decision within the timeframe set forth in the claims procedure. The decision of the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the Plan provisions on which the decision is based.

3.11 Appointment of Advisors. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. If the Plan Administrator is the Company, then the Plan Administrator, by action of its Board of Directors (or its designated agent), may designate one or more of its employees to perform the duties required of the Administrator hereunder.

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ARTICLE IV.

Eligibility and Participation

4.1 Current Participants. Any Employee who was a Participant in this Plan on the Effective Date of this amendment and restatement of the Plan shall remain as a Participant in the Plan.

4.2 Eligibility and Participation. Thereafter, any Employee of an Employer shall be eligible to become a Participant in the Plan upon completion of his first Hour of Service. Any such eligible Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on the first Entry Date occurring thereafter. An Employee who has completed the minimum service period prior to becoming an Employee of an Employer shall enter the Plan as a Participant on the date he becomes an Employee of an Employer (or, if later, on the first Entry Date following the completion of his eligibility requirements).

4.3 Former Employees. An Employee who ceases to be a Participant and who subsequently reenters the employ of an Employer shall be eligible again to become a Participant on the date of his reemployment.

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ARTICLE V.

Contributions to the Trust

5.1 Participants’ Elective Contributions.

(a) (1) The Employer shall contribute to the Trust, on behalf of each Participant, an elective contribution as specified in a salary reduction agreement (if any) between the Participant and such Employer; provided, however, that such contribution for a Participant shall not exceed the lesser of:

(A) the greater of (i) $15,000 or (ii) the dollar limitation established by Section 402(g) of the Code (as adjusted in accordance with law) in effect for any calendar year, or

(B) 75% of the Participant’s Compensation for such Plan Year (or such lesser percentage of Compensation, for all Participants or for Participants who are Highly Compensated Employees, as specified by the Plan Administrator).

(2) In addition to the foregoing, each Participant who is eligible to make elective contributions under the Plan and who has attained age 50 before the close of the Plan Year shall be eligible to direct his Employer to make catch-up contributions on his behalf in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall be subject to the limitation of section 5.1(a)(1)(B) but shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall be taken into account for purposes of computing matching contributions.

(b) Excess Deferrals.

(1) If a Participant’s elective contributions made pursuant to section 5.1(a)(1), together with any elective contributions subject to the limitation under Section 402(g) of the Code that are made by the Participant to any other plans of his Employer or an Affiliate, exceed the limitation set forth in section 5.1(a)(1)(A) for any calendar year, then the Plan Administrator shall refund to such Participant the portion of such excess deferral contribution that is attributable to elective contributions to the Plan, plus the earnings thereon. The Plan Administrator may use any reasonable method for computing the earnings allocable to such excess deferrals, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. Any such refund shall be made on or before April 15 of the Plan Year following the Plan Year in which excess deferral contributions are made.

(2) If the Participant’s elective contributions made pursuant to section 5.1(a)(1), together with any elective contributions subject to the limitation under Section 402(b) of the Code that are made by the Participant to any other plans, exceed the limitation set forth in section 5.1(a)(1)(A) for any calendar year (after the application of section 5.1(b)(1), then the Plan Administrator may refund to such Participant, at the Participant’s request, the portion of such excess deferral contribution that is attributable to elective contributions to the Plan, plus the earnings thereon (determined as provided in section 5.1(b)(1)). Any such refund shall be made on or before April 15 immediately following the calendar year in which the excess elective contribution is made.

(3) The amount of excess deferral contributions that may be distributed under this section 5.1(b) with respect to a Participant for any taxable year shall be reduced by any excess contributions previously distributed pursuant to section 5.1(e) with respect to such Participant for the Plan Year ending with or within such taxable year.

(c) Except as otherwise provided, any salary reduction agreement with respect to elective contributions shall be executed (or otherwise communicated to the Plan Administrator in a manner selected by the Administrator) and in effect prior to the date selected by the Administrator for the first pay period to which it applies. Any such agreement may be revised by the Participant in accordance with rules and procedures established by the Plan Administrator and communicated to Participants. A salary reduction agreement shall not apply to a Participant’s Post-Severance Compensation.

(d) (1) The Plan Administrator may establish such other rules and procedures regarding Participant salary reduction agreements and elective contributions as it deems necessary, which rules and procedures shall be applied in a uniform, nondiscriminatory manner.

(2) The Plan Administrator shall have the right to require any Participant to reduce his elective contributions under any such agreement, or to refuse deferral of all or part of the amount set forth in such agreement, if necessary to comply with the requirements of this Plan and the Code.

(3) In the event that a Participant receives a hardship withdrawal pursuant to section 9.1, such Participant shall not be permitted to make any further elective contributions for a period of 6 months following the date of such withdrawal.

(e) Excess Contributions. The provisions of this section 5.1(e) shall apply for any Plan Year solely for purposes of determining and distributing excess contributions with respect to elective contributions made pursuant to section 5.1(a)(1).

(1) In the event that the elective contributions of Highly Compensated Employees exceed the limitations set forth in section 5.5, such excess contributions, determined as set forth in subsection (e)(2) below, plus the income on such excess contributions, shall be distributed to the Highly Compensated Employees as provided in section 5.1(e)(3) below on or before the 15th day of the third month after the close of the Plan Year to which the excess contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess elective contributions (plus the income thereon) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Plan Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate. For this purpose, the income allocable to excess contributions shall equal to the sum of the allocable gain or loss on such excess contributions for the Plan Year and the period after the close of the Plan Year and prior to the distribution of excess contributions.

(2) (A) The amount of such excess contributions for the Plan Year shall be equal to the amount by which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio for the Plan Year would be reduced to the extent required to

(i) enable the arrangement to satisfy the limitations set forth in section 5.5, or

(ii) cause such Highly Compensated Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

This process shall be repeated until the arrangement satisfies the limitations set forth in section 5.5.

(B) For each Highly Compensated Employee described in subsection (e)(2)(A) above, the amount of such excess shall be deemed to equal

(i) the total elective contributions, plus qualified nonelective contributions, if any, that are treated as elective contributions, on behalf of the Participant (determined prior to the application of this section 5.1(e)), minus

(ii) the amount determined by multiplying the Participant’s Actual Deferral Ratio (determined after application of this section 5.1(e)) by his compensation used in determining such ratio.

(3) The elective contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions for the Plan Year shall be reduced by an amount equal to the excess contributions determined under subsection (e)(2). The reduced amount shall be distributed to such Highly Compensated Employee in accordance with subsection (e)(1); provided, further, that such Highly Compensated Employee’s elective contributions shall be reduced to a level that is equal to the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. Thereafter, the elective contributions of the Highly Compensated Employees with the same dollar amounts of elective contributions shall be reduced on an equal basis by an amount equal to any additional excess contributions determined under subsection (e)(2) above, which reduced amounts shall be distributed to such Highly Compensated Employees in accordance with subsection (e)(1). For purposes of this subsection, elective contributions shall include amounts treated as elective contributions.

(4) The amount of excess contributions that may be distributed under this section 5.1(e) with respect to a Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to such Participant under section 5.1(b) for the Participant’s taxable year ending with or within such Plan Year.

(5) The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. The Plan will not be treated as failing to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined as of a date that is no more than 7 days before the distribution of excess contributions.

(5) The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. The Plan will not be treated as failing to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined as of a date that is no more than 7 days before the distribution of excess contributions.

5.2 Matching Contributions.

(a) Each Employer shall contribute to the Trust on behalf of each eligible Participant (as determined by section 6.4(b)(2)) for whom an elective contribution is made to the Plan pursuant to section 5.1(a)(1) or 5.1(A)(2) for payroll periods ending with or within a Matching Contribution Allocation Period, a matching contribution equal to a percentage of the Participant’s recognized elective contribution as determined by the Company in its sole discretion. Such contributions may be made in the form of cash or Employer Securities as determined by the Company in its sole discretion. For purposes of this section 5.2, a Participant’s “recognized elective contribution” for each Matching Contribution Allocation Period shall be equal to

(1) the aggregate amount of his elective contribution made to the Plan pursuant to sections 5.1(a)(1) and 5.1(a)(2) (after consideration of the refund requirements of sections 5.1(b) and 5.1(e)),

(2) reduced by any portion of his elective contributions to the Plan in excess of a specified percentage of each Participant’s Compensation and/or a specified maximum dollar amount, as determined by the Company for the Matching Contribution Allocation Period and applied consistently to each Participant.

(b) No matching contribution shall be required for the portion of a Participant’s elective contribution (1) that is subject to the refund requirements of sections 5.1(b) and 5.1(e) or (2) that exceeds the limitations of section 6.5 of Article VI.

(c) Except as otherwise provided, any matching contribution made by an Employer on account of an elective contribution that has been refunded pursuant to section 5.1(b) or section 5.1(g), above, shall be forfeited, and allocated as provided by section 6.4(e).

(d) In the event that the matching contributions of Highly Compensated Employees exceed the limitations of section 5.5:

(1) The nonvested portion of such excess aggregate contributions, if any, determined as set forth in subsection (d)(4) below, plus the income on such excess aggregate contributions, shall be forfeited and allocated as provided by section 6.4(e).

(2) The vested portion of such excess aggregate contributions, if any, determined as set forth in subsection (d)(4) below, plus the income on such excess aggregate contributions, may be distributed to the Highly Compensated Employees described in subsection (d)(7) below, on or before the 15th day of the third month after the close of the Plan Year to which the matching contributions relate. Notwithstanding the preceding sentence, the Plan Administrator shall in no event delay the distribution of any excess aggregate contributions, plus income on such excess aggregate contributions, beyond the date that is 12 months after the close of the Plan Year to which the excess aggregate contributions relate.

(3) The income on excess aggregate contributions shall be equal to the sum of the allocable gain or loss on such excess aggregate contributions for the Plan Year and the period after the close of the Plan Year and prior to the distribution or forfeiture of excess aggregate contributions, as the case may be.

(4) The amount of excess aggregate contributions for the Plan Year shall be equal to the amount determined by the following leveling method, under which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio would be reduced to the extent required to

(A) enable the Plan to satisfy the limitations set forth in section 5.5, or

(B) cause such Highly Compensated Employee’s Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

This process shall be repeated until the Plan satisfies the limitations set forth in section 5.5. For each Highly Compensated Employee, the amount of such excess is equal to the total matching contributions, plus elective contributions and qualified nonelective contributions, if any, treated as matching contributions, on behalf of the Employee (determined prior to the application of this section 5.2(d)(4)) minus the amount determined by multiplying the Employee’s Actual Contribution Ratio (determined after application of this section 5.2(d)(4)) by his compensation used in determining such ratio.

(5) In determining the amount of such excess, Actual Contribution Ratios shall be rounded to the nearest one-hundredth of one percent of the Employee’s compensation.

(6) In no case shall the amount of such excess with respect to any Highly Compensated Employee exceed the amount of matching contributions on behalf of such Highly Compensated Employee for such Plan Year.

(7) The matching contributions of the Highly Compensated Employee with the highest dollar amount of matching contributions for the Plan Year shall be reduced by an amount equal to the excess aggregate contributions determined in accordance with subsection (d)(4) above. The reduced amount shall be either forfeited or distributed to such Highly Compensated Employee in accordance with subsection (d)(1) and (2)

above, provided, further, that such Highly Compensated Employee’s matching contributions shall be reduced to a level that is equal to the matching contributions of the Highly Compensated Employee with the next highest dollar amount of matching contributions. Thereafter, the matching contributions of the Highly Compensated Employees with the same dollar amounts of matching contributions shall be reduced on an equal basis by an amount equal to any additional excess aggregate contributions determined in accordance with subsection (d)(4) above, which reduced amounts shall be either forfeited or distributed to such Highly Compensated Employees in accordance with subsections (d)(1) and (2) above. For purposes of this subsection, matching contributions shall include amounts treated as matching contributions.

(8) The Plan Administrator may use any reasonable method for computing the income allocable to excess aggregate contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. The Plan will not be treated as failing to use a reasonable method for computing the income allocable to excess aggregate contributions merely because the income allocable to excess aggregate contributions is determined as of a date that is no more than 7 days before the distribution or forfeiture of excess aggregate contributions, as the case may be.

5.3 Employer Contributions. An Employer, at the discretion of the Company, may make contributions to the Employer Contribution Accounts of eligible Participants (as determined pursuant to section 6.4(b)(3)). Such contributions may be made in the form of cash or Employer Securities as determined by the Company in its sole discretion.

5.4 Qualified Nonelective Contributions. Each Employer, at the discretion of the Company, may make qualified nonelective contributions pursuant to this section 5.4(a) to the Qualified Nonelective Contribution Accounts of eligible Participants who are Non-Highly Compensated Employees employed by the Employer during the Plan Year (as determined pursuant to section 6.4(b)(4)).

5.5 Actual Deferral Percentage and Actual Contribution Percentage Tests. For each Plan Year beginning after December 31, 2001, the amounts contributed as elective contributions made pursuant to section 5.1(a)(1) and matching contributions made pursuant to section 5.2 (as well as qualified nonelective contributions, to the extent such contributions are treated as elective contributions or matching contributions by the Administrator in accordance with Treasury Regulation Sections 1.401(k)-2(a)(6) and 1.401(m)-2(a)(5) and the restrictions set forth in section 6.4(b)(4)) shall be limited as follows:

(a) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the current Plan Year which satisfies either of the following tests:

(1) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 1.25, or

(2) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points; and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 2.0; and

(b) The Actual Contribution Percentage for the group of eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Contribution Percentage for all other eligible Employees for the current Plan Year which satisfies either of the following tests:

(1) The Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees multiplied by 1.25, or

(2) The excess of the Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year over the Actual Contribution Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points; and the Actual Contribution Percentage for the group of Highly Compensated Employees shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees, multiplied by 2.0.

(c) The Actual Deferral Percentages and the Actual Contribution Percentages for the group of Highly Compensated Employees and for the group of all other eligible Employees, computed in accordance with sections 5.5(a) and 5.5(b) for purposes of limiting contributions in sections 5.1 and 5.2, may be separately determined, and applied, for the Employees within each group of Employees (including each separate collective bargaining unit) that may be separately tested in accordance with applicable Treasury Regulations.

(d) For purposes of this section 5.5, if two or more plans of an Employer to which elective salary reduction contributions subject to Section 401(k) of the Code or matching contributions subject to Section 401(m) of the

Code are made are elected by the Employer to be treated as one Plan for purposes of Section 410(b)(6) of the Code, such plans shall be treated as a single plan for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage.

(1) The Actual Deferral Ratio of a Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by an Employer or Affiliate shall be determined by treating all such cash or deferred arrangements in which the Employee is eligible to participate (other than arrangements that may not be permissively aggregated) as a single arrangement.

(2) The Actual Contribution Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of an Employer or Affiliate to which Employee matching contributions are made shall be determined by treating all such plans (other than arrangements that may not be permissively aggregated) as a single plan.

(e) (1) An elective contribution shall be taken into account in determining the Actual Deferral Percentage only if it relates to Compensation that either would have been received by the Employee in the Plan Year but for the Employee’s election to defer under the cash or deferred arrangement or is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s election to defer, would have been received by the Employee within 2 1/2 months after the close of the Plan Year.

(2) An elective contribution shall be taken into account in determining the Actual Deferral Percentage only if it is allocated to the Participant as of a date within that Plan Year; and provided further, that such allocation shall not be contingent on participation or performance of services and that such elective contribution shall be paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

5.6 Form and Timing of Contributions. Payments on account of the contributions due from an Employer for any Plan Year shall be made in cash or Employer Securities to the Trustee. Such payments may be made by a contributing Employer at any time, but payment of the matching and Employer contributions for any Plan Year shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer’s federal income tax return for its taxable year with which or within which such Plan Year ends. Payment of any elective contribution shall be made not later than the earliest date on which such contribution can reasonably be segregated from the Employer’s general assets (and, if earlier, not later than the 15th business day of the month following the month in which it is withheld from a Participant’s pay).

5.7 Rollover Contributions. Each Employee at any time during a Plan Year, with the consent of the Plan Administrator and in such manner as prescribed by the Plan Administrator, may pay or cause to be paid to the Trustee a rollover contribution (as defined in the applicable sections of the Code, except that for this purpose “rollover contribution” shall be deemed to include both a direct payment from a Participant and a direct transfer from a trustee of another qualified plan in which the Employee is or was a participant). Any Rollover Contribution Account that would cause this Plan to be a transferee plan within the meaning of Section 401(a)(11)(B)(iii)(III) of the Code shall be accounted for separately, and shall be subject to the requirements of Sections 401(a)(11) and 417 of the Code.

5.8 No Duty to Inquire. The Trustee shall have no right or duty to inquire into the amount of any contribution made by an Employer or any Participant or the method used in determining the amount of any such contribution, or to collect the same, but the Trustee shall be accountable only for funds actually received by it.

ARTICLE VI.

Participants’ Accounts and Allocation of Contributions

6.1 Common Fund. Except as otherwise provided in this Plan, or the Trust Agreement, the assets of the Trust (or, to the extent provided in Article X, the assets of any Directed Investment Fund or any portion of a Directed Investment Fund) shall constitute a common fund in which each Participant (or each Participant whose Accounts have been invested in such fund or portion of such fund) shall have an undivided interest.

6.2 Establishment of Accounts. The Plan Administrator shall establish and maintain with respect to each Participant accounts, designated as an Elective Contribution Account, Matching Contribution Account, Employer Contribution Account, and Qualified Nonelective Contribution Account. In addition, for each Employee who has made a rollover contribution pursuant to Article V, the Plan Administrator shall establish and maintain a Rollover Contribution Account. As described in Article I, the Accounts of each Participant who previously participated in a Merged Plan shall include amounts which were previously credited to him in the Merged Plan and which were transferred to this Plan as a result of a plan merger. The Plan Administrator may establish such additional Accounts as are necessary, and may consolidate Accounts when administratively appropriate, to reflect a Participant’s interest in the Trust Fund.

6.3 Interests of Participants. The interest of a Participant in the Trust Fund shall be the vested balance remaining from time to time in his Accounts after making the adjustments required in section 6.4.

6.4 Adjustments to Accounts. Subject to the provisions of section 6.5, the Accounts of a Participant shall be adjusted from time to time as follows:

(a) As of each Valuation Date, each of a Participant’s Accounts shall be credited or charged, as the case may be, with a share of the Earnings of the Trust Fund for the Valuation Period ending with such current Valuation Date as follows:

(1) As of each Valuation Date, any portion of the Participant’s Accounts that is invested in a Pooled Investment Fund established under Article X shall be credited or charged, as the case may be, with a share of the Earnings of such Pooled Investment Fund for the Valuation Period ending with such current Valuation Date. Each Participant’s share of the Earnings of a Pooled Investment Fund for any Valuation Period shall be determined by the Plan Administrator on a weighted average basis, so that each Participant with a balance in such Pooled Investment Fund shall receive a pro rata share of the Earnings of such Pooled Investment Fund, taking into account the period of time that each dollar invested in such Pooled Investment Fund has been so invested.

(2) As of each Valuation Date, the portion of the Participant’s Accounts that is invested in each Segregated Investment Fund established under Article X shall be credited or charged, as the case may be, with the Earnings attributable to the Participant’s investment in such Segregated Investment Fund for the Valuation Period ending with such current Valuation Date.

(3) Each investment fund shall be treated separately for purposes of (1) crediting dividends, interest, and other income on the investments in a particular investment fund, and all realized and unrealized gains shall be credited to that fund, and (2) charging brokerage commissions, taxes, and other charges and expenses in connection with the investments in a particular investment fund, and all realized and unrealized losses shall be charged to that fund. Other charges or fees separately incurred and not charged to an investment fund, and incurred as a result of an election made by a Participant associated with the investment of his Accounts, shall be charged against his Accounts if permitted by the Plan and applicable federal law.

(b) Contributions made on each Valuation Date shall be credited to each Participant’s Accounts in accordance with the following and shall be used to purchase additional units or shares:

(1) As of each Valuation Date, the Elective Contribution Account of a Participant shall be credited with any elective contributions (including any catch-up contributions) made by his Employer on his behalf that are attributable to the Participant and not previously credited.

(2) The Matching Contribution Account of an eligible Participant employed by an Employer shall be credited with any matching contributions made by his Employer on his behalf pursuant to section 5.2(a) with respect to a Matching Contribution Allocation Period which have not been previously credited. A Participant shall be entitled to share in the contribution if

(A) the Matching Contribution Allocation Period is the Plan Year and (i) the Plan Year constitutes a Year of Service for the Participant and he is employed by his Employer on the last day of the Plan Year, or (ii) his employment is terminated by his retirement, disability [as defined in section 7.2(b)] or death), or

(B) the Matching Contribution Allocation Period is a period shorter than the Plan Year and (i) the Participant is employed by his Employer on the last day of the Matching Contribution Allocation

Period, or (ii) his employment is terminated by his retirement, disability [as defined in section 7.2(b)] or death)

(3) The Employer Contribution Account of an eligible Participant shall be credited with his share of the Employer contribution, if any, made pursuant to section 5.3 by his Employer with respect to a Plan Year and not previously credited to the Participant. The amount of the Employer discretionary contribution credited to the Employer Contribution Account of an eligible Participant for a Plan Year shall be the amount that bears the same ratio to the total of such Employer contributions as the Participant’s Compensation bears to the total Compensation of all Participants who are entitled to share in the Employer contribution for the Plan Year. A Participant shall be entitled to share in the Employer contribution made by his Employer pursuant to section 5.3 for a Plan Year if (i) the Plan Year constitutes a Year of Service for such Participant and he is employed by his Employer on the last day of the Plan Year, or (ii) his employment is terminated during the Plan Year as a result of retirement, disability [as defined in section 7.2(b)] or death.

(4) The Qualified Nonelective Contribution Account of an eligible Participant shall be credited with his share of the qualified nonelective contribution, if any, made pursuant to section 5.4 with respect to a Plan Year. The amount of the qualified nonelective contribution shall be credited, to the extent available, first to the Participant who is a Non-Highly Compensated Employee and whose Compensation for the Plan Year is the lowest of all Participants in an amount that does not exceed five percent (5%) of the Participant’s compensation for the Plan Year with respect to which the qualified nonelective contribution is made. If any qualified nonelective contribution remains to be credited to Participants, then such qualified nonelective contribution shall next be credited, to the extent available, to the Participant who is the Non-Highly Compensated Employee whose Compensation for the Plan Year is the second lowest of all Participants in the same manner as the first level of crediting and such crediting process shall continue until all of the qualified nonelective contribution is credited. In no event shall a Participant who is a Highly Compensated Employee be eligible to be credited with any portion of the qualified nonelective contribution. Compensation taken into account for purposes of determining whether an amount exceeds five percent (5%) of the Participant’s compensation for the Plan Year must satisfy Section 414(s) of the Code. If the Plan is applying Section 401(k)(3)(F) of the Code for a Plan Year, a Participant who is an “otherwise excludable” Non-Highly Compensated Employee shall not be eligible to be credited with qualified nonelective contributions for such Plan Year pursuant to this section 6.4(b)(4). For this purpose, an “otherwise excludable” Non-Highly Compensated Employee shall mean a Non-Highly Compensated Employee who has not met the minimum age and service requirements of

Section 410(a)(1)(A) of the Code as of the last day of the Plan Year for which the qualified nonelective contribution is being allocated.

(5) As of each Valuation Date, the Rollover Contribution Account of a Participant shall be credited with the rollover contributions, if any, made by the Participant pursuant to Article V and not previously credited.

(6) Elective, matching, Employer and qualified nonelective contributions shall be attributable to the Plan Year with respect to which such contributions relate.

(c) The amount of distributions, withdrawals or transfers between investment funds, or other fees not previously charged to the Participant’s Accounts shall be charged to the appropriate Accounts of the Participant.

(d) Notwithstanding any provision of the Plan to the contrary, for each Plan Year beginning after December 31, 2001, in which this Plan is a Top Heavy Plan, a Participant who is employed by an Employer or an Affiliate on the last day of such Plan Year and who is a Non-Key Employee for such Plan Year shall be entitled to receive a combined credit of contributions and forfeitures to his Matching Contribution Account, Employer Contribution Account and Qualified Nonelective Contribution Account equal in the aggregate to at least three percent (3%) of his Section 415 Compensation (or, if less, the highest percentage of such Section 415 Compensation credited to a Key Employee’s Account hereunder, as well as his employer contribution accounts under any other defined contribution plan maintained by such Employer or an Affiliate, including any elective contribution to any plan subject to Section 401(k) of the Code), except to the extent such a contribution is made by an Employer or an Affiliate on behalf of the Employee for the Plan Year to any other defined contribution plan maintained by such Employer or Affiliate. Matching contributions that are used to satisfy the minimum contribution requirement of this section shall be treated as matching contributions for purposes of any applicable actual contribution percentage test and other requirements of Section 401(m) of the Code. Qualified nonelective contributions that are used to satisfy the minimum contribution requirement of this section shall be treated as permissible contributions for purposes of any applicable actual deferral percentage test or actual contribution percentage test described in section 5.5.

(e) Except as otherwise required by section 7.3(d)(3), any amount forfeited pursuant to the provisions of this Plan shall first be applied to reduce administrative expenses properly payable by the Plan. If any forfeitures remain unallocated, they shall then be used as soon as possible to reduce matching contributions, if any, and then to reduce Employer contributions, if any, and then to reduce Employer qualified nonelective contributions, if any and finally to increase the matching contributions.

(f) For purposes of all computations required by this Article VI, the accrual method of accounting shall be used, and the Trust Fund and the assets thereof shall be valued at their fair market value as of each Valuation Date.

(g) The Plan Administrator also may adopt such additional accounting procedures as are necessary to accurately reflect each Participant’s interest in the Trust Fund, which procedures shall be effective upon approval by the Employer. All such procedures shall be applied in a consistent and nondiscriminatory manner.

6.5 Limitation on Allocation of Contributions.

(a) Effective for Limitation Years beginning after December 31, 2001, and notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant’s Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of $40,000 (or, if greater, such amount as the Secretary of the Treasury may prescribe) or 100% of the Participant’s Section 415 Compensation for such Plan Year.

(b) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by any Employer or any Affiliate and the aggregate annual additions to and projected benefits under all of such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the annual additions and projected benefits for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in section 6.5(c). Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments shall be required to any other plan; provided, however, that any excess Annual Additions attributable to voluntary contributions to other plans shall first be returned to the Participant from the plans to which such contributions were made.

(c) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, a reasonable error in determining the amount of elective contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant that would cause the limitations set forth in this section 6.5 to be exceeded, the excess amount shall be deemed first to consist of the Participant’s elective contributions in excess of any amount subject to matching contributions for the Plan Year, which excess shall be returned to the Participant. Any remaining excess shall be deemed to consist of the Participant’s remaining elective contributions and corresponding matching contributions, in which case the excess elective contributions shall be returned to such Participant and the corresponding matching contributions shall be held and allocated in the manner described below. Any remaining excess shall be deemed to consist of Employer contributions and shall be held and allocated as described below. Any excess amount attributable to matching contributions and Employer contributions shall be held unallocated in a suspense account for the Limitation Year, used to reduce matching contributions or Employer contributions on behalf of such Participant for the next Limitation Year (and succeeding Limitation Years, as necessary), and allocated to such Participant in lieu of such reduced contribution as of the end of the next Limitation Year under the terms of section 6.4(b). Any such allocations shall be treated as Annual Additions to the Account of the Participant in the Limitation Year that they are allocated in lieu of such reduced contributions. In the event that the Participant terminates his participation in this Plan before all of the amounts in a suspense account are allocated to his Account, then such excess amounts shall be retained in such suspense account, to be reallocated to other Participants as of the end of the next Limitation Year and any succeeding Limitation Years until all amounts in the suspense account are exhausted.

ARTICLE VII.

Benefits Under the Plan

7.1 Retirement Benefit.

(a) A Participant shall be entitled to retire from the employ of his Employer upon such Participant’s Normal Retirement Date. Until a Participant actually retires from the employ of his Employer, no retirement benefits shall be payable to him, and he shall continue to be treated in all respects as a Participant; provided, however, that, effective for Plan Years beginning on or after January 1, 1997, a Participant who is a 5% owner of the Company or an Affiliate who attains age 70 1/2 shall begin receiving payment of his retirement benefit no later than the April 1 after the end of the calendar year in which he attains age 70 1/2.

(b) Upon the retirement of a Participant from an Employer and all Affiliates upon or after reaching his Normal Retirement Date, such Participant shall be entitled to a retirement benefit paid in accordance with Article VIII in an amount equal to 100% of the balance in his Accounts as of the date of distribution of his benefit.

7.2 Disability Benefit.

(a) In the event a Participant’s employment with his Employer and all Affiliates is terminated by reason of his total and permanent disability, such Participant shall be entitled to a disability benefit paid in accordance with Article VIII in an amount equal to 100% of the balance in his Accounts as of the date of distribution of his benefit.

(b) Total and permanent disability shall mean a medically determinable physical or mental impairment of a Participant (1) that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, (2) that renders him unable to engage in any substantial gainful activity, and (3) that qualifies him for, or results in his receipt of, Social Security Disability benefits. A Participant’s claim for disability benefits must be submitted to the Administrator within sixty (60) days after the date of the termination of such Participant’s employment.

7.3 Severance from Employment Benefit.

(a) (1) In the event a Participant’s employment with his Employer and all Affiliates is severed for reasons other than retirement on or after Normal Retirement Date, total and permanent disability or death, such Participant shall be entitled to a severance from employment benefit paid in accordance with Article VIII in an amount equal to his vested interest in the balance in his Accounts as of the date of distribution of his benefit.

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(2) If a Participant is reemployed by an Employer or an Affiliate before his entire benefit is paid pursuant to section 7.3(a)(1), the Participant shall not be entitled to any severance from employment benefit as a result of such severance from employment; provided, however, that nothing contained herein shall require or permit the Participant to return or otherwise have restored to his Matching Contribution Account and his Employer Contribution Account any funds distributed to him prior to his reemployment.

(b) (1) The vested interest in each Participant’s Matching Contribution Account and any employer contributions credited to a Participant’s Employer Contribution Account (as well as earnings attributable to such contributions) on or after July 1, 1998, shall be a percentage of the balance of such Accounts as of the applicable Valuation Date, based upon such Participant’s Years of Service as of the date of the severance of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 2 Years of Service	0%
2 years, but less than 3 years	20%
3 years, but less than 4 years	40%
4 years, but less than 5 years	60%
5 years or more	100%

(2) Notwithstanding the foregoing, a Participant shall be 100% vested in his matching contributions and his employer contributions upon attaining his Normal Retirement Date. A Participant’s vested interest in his Elective Contribution Account, his Qualified Nonelective Contribution Account, and his Rollover Contribution Account (if any), shall be 100% regardless of the number of his Years of Service. In addition, any amounts attributable to (A) contributions to a Participant’s Employer Contribution Account in this Plan prior to July 1, 1998, or (B) any account in the Emergency Response Staffing Plan prior to its merger with this Plan shall, in each case, be 100% vested.

(c) (1) If the severance from employment results in five consecutive One Year Breaks in Service, then upon the occurrence of such five consecutive One Year Breaks in Service, the nonvested interest of the Participant in his Matching Contribution Account and his Employer

Contribution Account shall be forfeited. Such forfeited amount shall be reallocated, pursuant to the provisions of section 6.4(e), at the end of the Plan Year concurring with the date the fifth such consecutive One Year

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Break in Service occurs. If the Participant is later reemployed by an Employer or an Affiliate, the unforfeited balance, if any, in his Matching Contribution Account and his Employer Contribution Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant’s Years of Service after any five consecutive One Year Breaks in Service resulting from such severance from employment shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Matching Contribution Account and his Employer Contribution Account that accrued before such five consecutive One Year Breaks in Service.

(2) If a Participant is less than 100% vested in his Matching Contribution Account and his Employer Contribution Account and he receives all or a part of his severance from employment benefit, then, if the Participant resumes employment with an Employer or an Affiliate before the occurrence of five consecutive One Year Breaks in Service, until such time as there is a fifth consecutive One Year Break in Service, the Participant’s vested portion of the balance in his Matching Contribution Account and his Employer Contribution Account at any time shall be equal to an amount (“X”) determined by the formula X = P(AB + D) - D, where “P” is the vested percentage of the Participant at such time, “AB” is the balance in the Participant’s Matching Contribution Account and his Employer Contribution Account at such time and “D” is the amount distributed as a severance from employment benefit.

(d) (1) Notwithstanding any other provision of this section 7.3, if at any time a Participant is less than 100% vested in his Matching Contribution Account and his Employer Contribution Account and, as a result of his severance from employment, he receives his entire vested severance from employment benefit pursuant to the provisions of Article VIII, and the distribution of such benefit is made not later than the close of the fifth Plan Year following the Plan Year in which such severance occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then upon the occurrence of such distribution, the nonvested interest of the Participant in his Matching Contribution Account and his Employer Contribution Account shall be deemed to be forfeited. Such forfeited amount shall be reallocated, pursuant to the provisions of section 6.4(e), at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

(2) If a Participant is not vested as to any portion of his Matching Contribution Account and his Employer Contribution Account, he will be deemed to have received a distribution immediately following his severance from employment. Upon the occurrence of such deemed distribution, the nonvested interest of the Participant in his Matching Contribution Account and his Employer Contribution Account shall be deemed to be forfeited. Such forfeited amount shall be reallocated,

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pursuant to the provisions of section 6.4(e), at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

(3) If a Participant whose interest is forfeited under this section 7.3(d) is reemployed as an Employee by an Employer prior to the occurrence of five consecutive One Year Breaks in Service commencing after his distribution, then such Participant shall have the right to repay to the Trust, before the date that is the earlier of (A) five years after the Participant’s resumption of employment, or (B) the close of a period of five consecutive One Year Breaks in Service, the full amount of the severance from employment benefit previously distributed to him. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, or if a nonvested Participant whose interest was forfeited under this section 7.3(d) is reemployed by an Employer prior to the occurrence of five consecutive One Year Breaks in Service, the nonvested interest of the Participant previously forfeited pursuant to the provisions of this section 7.3(d) shall be restored to the Matching Contribution Account and the Employer Contribution Account of the Participant, such restoration to be made from forfeitures of nonvested interests (notwithstanding any other provision of this Plan) and, if necessary, by contributions of his Employer, so that the aggregate of the amounts repaid by the Participant and restored by the Employer shall not be less than the Matching Contribution Account and Employer Contribution Account balance of the Participant at the time of forfeiture unadjusted by any subsequent gains or losses.

7.4 Death Benefit.

(a) In the event of the death of a Participant who is actively employed by an Employer, his beneficiary shall be entitled to a death benefit in an amount equal to 100% of the balance in his Accounts as of the date of distribution of his benefits.

(b) Subject to the provisions of section 7.4(c), at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by a written instrument filed with the Plan Administrator, signed by the Participant and bearing the signatures of at least two persons as witnesses to his signature. In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such beneficiary or beneficiaries shall predecease the Participant, then the Participant’s surviving spouse, and if none, his issue, per stirpes, and if none, the personal representative of the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant, then his next of kin under the statute of descent and distribution

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of the State of such Participant’s domicile at the date of his death shall be deemed to be the beneficiary or beneficiaries to receive such death benefit.

(c) Notwithstanding the foregoing, if the Participant is married as of the date of his death, the Participant’s surviving spouse shall be deemed to be his designated beneficiary with respect to all of his Accounts and shall receive the full amount of the death benefit attributable to such Accounts of the Participant unless the spouse consents or has consented to the Participant’s designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that spouse. A spouse’s consent under this section 7.4(c) may be either a restricted consent (which may not be changed as to the beneficiary or (except as otherwise permitted by law) form of payment unless the spouse consents to such change in the manner described herein) or a blanket consent (which acknowledges that the spouse has the right to limit consent only to a specific beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights). Notwithstanding the preceding provisions of this section 7.4(c), a Participant shall not be required to obtain spousal consent to his designation of another beneficiary if the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Administrator with a court order to such effect.

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ARTICLE VIII.

Form and Payment of Benefits

8.1 Time for Distribution of Benefits.

(a) Except as otherwise provided under this Article VIII, the amount of the retirement, disability, severance from employment or death benefit to which a Participant is entitled under section 7.1, 7.2, 7.3 or 7.4 shall be paid to him or, in the case of a death benefit, shall be paid to said Participant’s beneficiary or beneficiaries, pursuant to sections 8.2 and 8.3, below, beginning as soon as practicable following the Participant’s retirement, disability, death, or other severance of employment, as the case may be.

(b) Notwithstanding anything contained herein to the contrary, any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to subsection (a) shall commence not later than the earlier of:

(1) the 60th day after the last day of the Plan Year in which the Participant’s employment is severed or, if later, April 1 of the year immediately following the calendar year in which he reaches age 70 1/2; or

(2) solely with respect to in-service minimum distributions required by the Code for each Participant who is a 5% owner of Company or an Affiliate, April 1 of the year immediately following the calendar year in which he reaches age 70 1/2.

(c) Notwithstanding the foregoing provisions of this section 8.1, no distribution shall be made of the benefit to which a Participant is entitled under sections 7.1, 7.2 or 7.3 prior to his Normal Retirement Date (or, if later, the date he attains age 62) unless the value of his vested benefit, determined at the time of distribution, does not exceed $1,000, or unless the Participant consents to the distribution. For purposes of determining whether a Participant’s vested benefit under the Plan exceeds $1,000, the value of the Participant’s Rollover Contribution Account, if any, shall be excluded.

(d) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

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(2) the Participant, after receiving the notice, affirmatively elects a distribution.

In the event that a Participant does not consent to a distribution of a benefit in excess of $1,000 to which he is entitled under sections 7.1, 7.2 or 7.3, the amount of his benefit shall be paid to the Participant not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches his Normal Retirement Date (or, if later, the date he attains age 62).

8.2 Form of Payment. The benefits payable under sections 7.1, 7.2, 7.3 and 7.4 shall be paid to the Participant (or, if applicable, his beneficiary or beneficiaries), to the extent possible, in cash or in units of Employer Securities (except that no fractional shares shall be issued and the value of any fractional shares to which a Participant would otherwise be entitled shall be paid in cash), as elected by the Participant (or his beneficiary or beneficiaries). If the Participant elects to receive all or any portion of the vested balance in his Accounts in units of Employer Securities, then, during the sixty (60) day period immediately preceding the proposed distribution date of the benefit which the Participant is entitled to receive under the Plan, the Trustee, to the extent possible, shall apply (net of any brokerage commissions) such portion of the Participant’s Accounts to the purchase of the maximum number of whole units of Employer Securities at their then Fair Market Value, which units shall be allocated to the Participant’s Accounts. If the Trustee is unable to apply any elected portion of the balance of such Accounts to the purchase of whole units of Employer Securities within the said sixty (60) day period, such elected portion shall be paid in cash.

8.3 Manner of Payment. Each distribution made pursuant to sections 8.1 and 8.2 shall be paid in a single lump sum payment. Each distribution shall satisfy the incidental death benefit requirements and all other provisions of Section 401(a)(9) of the Code, the regulations issued thereunder and such other rules thereunder as may be prescribed by the Commissioner.

8.4 Liquidation of Investments and Periodic Adjustments.

(a) Notwithstanding any other provision of this Plan, whenever a Participant is entitled to a distribution or withdrawal from the Plan pursuant to Article VIII or IX, the Plan Administrator and the Trustee shall be entitled to liquidate all, or any portion, of the investments attributable to the Participant’s Accounts at any time during the five business days preceding the date upon which the distribution or withdrawal is scheduled to occur in order to facilitate the payment of benefits. In the event that the Plan Administrator and the Trustee elect to liquidate investments in order to facilitate a distribution or withdrawal, the liquidated funds may be placed in a money market fund or similar investment fund (or, when reasonable, may be held in cash, without liability for interest thereon). The Plan Administrator may adopt such accounting procedures as are necessary to accurately reflect the Participant’s interest in such liquidated funds.

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(b) Except as otherwise provided in section 8.4(a), to the extent the balance of a Participant’s Accounts has not been distributed and remains in the Plan, the value of such remaining balance shall be subject to adjustment from time to time pursuant to the provisions of Article VI.

8.5 Required Minimum Distributions.

(a) (1) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, which are incorporated herein by reference.

(2) Time and Manner of Distribution.

(A) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date (as defined below).

(B) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin (as defined below), then the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary (as defined below), then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, then the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, then this section 8.5(a)(2)(B),

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other than section 8.5(a)(2)(B)(i), will apply as if the surviving spouse were the Participant.

For purposes of this section 8.5(a)(2)(B) and section 8.5(a)(4) below, unless section 8.5(a)(2)(B)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If section 8.5(a)(2)(B)(iv) applies, then distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 8.5(a)(2)(B)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 8.5(a)(2)(B)(i)), then the date distributions are considered to begin is the date distributions actually commence.

(C) Forms of Distribution. Distributions under the Plan will generally be in the form of a single lump sum on or before the required beginning date. In such case sections 8.5(a)(3) and 8.5(a)(4) below will not apply; provided, however, that to the extent a Participant’s interest is not distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, then as of the first distribution calendar year (as defined below) distributions will be made in accordance with sections 8.5(a)(3) and 8.5(a)(4) below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations thereunder.

(3) Required Minimum Distributions During Participant’s Lifetime

(A) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account balance (as defined below) by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account

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balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 8.5(a)(3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(4) Required Minimum Distributions After Participant’s Death.

(A) Death On or After Date Distribution Begins.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, then the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

a. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

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c. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, then the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) Death Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, then the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section 8.5(a)(4)(A).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, then distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 8.5(a)(2)(b)(i), then this section 8.5(a)(4)(B) will apply as if the surviving spouse were the Participant.

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(5) Definitions.

(A) Designated beneficiary. The individual who is designated as the beneficiary under section 7.4 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(B) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 8.5(a)(2)(B). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(D) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E) Required beginning date. A Participant’s required beginning date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant is more than a 5% owner (as defined in Section 416(i)(B) of the Code) as to the Plan Year ending in that calendar year. If a Participant is a more than 5% owner at the close of the relevant calendar year, then the Participant may not discontinue required minimum distributions not withstanding the Participant’s subsequent change in ownership status. If a Participant is not more than a 5% owner,

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then his required beginning date is the April 1 following the close of the calendar year in which the Participant incurs a separation from service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

8.6 Distribution for a Minor Beneficiary. In the event a distribution is to be made to a beneficiary who is a minor under the laws of the state in which the beneficiary resides, the Administrator may, in the Administrator’s sole discretion, direct that such distribution be paid to the legal guardian or custodian of such beneficiary as permitted by the laws of the state in which said beneficiary resides. If the amount distributable to a minor beneficiary who is a Florida resident does not exceed $5,000 (or such higher amount as permitted by Florida Statute Section 744.301, or any successor statute), the Administrator may direct that payment be made to a natural guardian of the beneficiary (as defined in such statute). If the amount distributable to such a beneficiary residing in Florida exceeds $5,000 (or such higher amount as permitted by statute), or if payment cannot be made to a natural guardian, the Administrator may, in its sole discretion, direct that payment be made to (i) a court appointed guardian of the property of the beneficiary; or (ii) a custodian for the minor under the Florida Uniform Transfers to Minors Act. A payment to the legal guardian or custodian of a minor beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

8.7 Location of Participant or Beneficiary Unknown. In the event that all, or any portion of the distribution payable to a Participant or his beneficiary, hereunder shall remain unpaid after the Participant has incurred two consecutive Breaks in Service solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the provisions of Article VII. In the event a Participant or beneficiary of such Participant is located subsequent to his benefit being forfeited, the amount forfeited (unadjusted for gains and losses) shall be restored to the Participant’s Accounts. Notwithstanding any other provision of this Plan, such restoration shall be made from forfeitures occurring in the Plan Year of the restoration and, if necessary, by contributions of his Employer.

8.8 Transfer to Other Qualified Plans. The Trustee, upon written direction by the Plan Administrator, shall transfer some or all of the assets held under the Trustto another plan or trust meeting the requirements of the Code relating to qualified plans and trust, whether such transfer is made pursuant to a merger or consolidation of this Plan with such other plan or trust or for any other allowable purpose.

8.9 Direct Rollovers.

(a) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s (as defined below) election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below)

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specified by the distributee in a direct rollover (as defined below). In the event that a distribute elects to have only a portion of an eligible rollover distribution paid directly to an eligible retirement plan, the Plan Administrator may elect to require such portion to be not less than $500 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

(b) For purposes of this section, the following terms shall have the following meanings:

(1) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution from the Plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable. Notwithstanding the preceding provisions of this section 8.7(b)(1), an eligible rollover distribution shall not include one or more distributions during a Plan Year with respect to a distributee if the aggregate amount distributed during the Year is less than $200 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

(2) An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; an annuity plan described in Section 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from this Plan; or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is

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the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(3) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

8.10 Automatic Rollovers. In the event that a mandatory distribution is required to be made from the Plan in an amount greater than $1,000, if the Participant does not affirmatively elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with the provisions of this Article VIII, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

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ARTICLE IX.

Hardship and Other Withdrawals

9.1 Hardship Withdrawals.

(a) (1) If an actively employed Participant incurs a hardship, such Participant may apply to the Administrator for the withdrawal of a portion of his elective contributions made pursuant to this Plan (together with the “deferral contributions” or the “elective contributions” previously made to a Merged Plan and credited to the Participant’s Elective Contribution Account) not in excess of the amount of such hardship (reduced by the amount of any hardship withdrawals previously received by the Participant from his Elective Contribution Account.).

(5) A withdrawal will be on account of hardship only if the withdrawal both (A) is made on account of an immediate and heavy financial need of the Participant, and (B) is necessary to satisfy such financial need. Based upon the criteria set forth below, the Plan Administrator shall determine, in a uniform and nondiscriminatory manner, whether an immediate and heavy financial need exists and the amount necessary to meet such need.

(b) (1) Subject to the requirements of subsection (b)(2) below, the determination of whether a Participant has an immediate and heavy financial need shall be made by the Plan Administrator on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

(2) A withdrawal shall be made on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(A) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of the Participant’s adjusted gross income) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code);

(B) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(C) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-

secondary education for the Participant, the Participant’s spouse, the Participant’s children, or dependents of the Participant (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code);

(D) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(E) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or

(F) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income); or

(G) such other events as may be prescribed by the Commissioner in revenue rulings, notices and other documents of general applicability.

(c) A withdrawal shall be necessary to satisfy an immediate and heavy financial need of a Participant only if the following requirements are satisfied:

(1) the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay and federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

(2) the Participant has obtained all withdrawals and distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by an Employer or an Affiliate; and

(3) the Participant’s elective contributions to the Plan and the Participant’s contributions to any other plan maintained by an Employer are suspended and he is no longer permitted to make further elective contributions to the Plan or Participant contributions to any other plan maintained by an Employer until the expiration of 6 months from the date of such withdrawal. For this purpose, the phrase “any other plan maintained by an Employer” means all qualified and nonqualified plans of deferred compensation maintained by an Employer, including a stock option, stock purchase or similar plan.

(d) Any in-service withdrawal made pursuant to this section 9.1 shall be distributed in a manner consistent with the requirements of Article VIII. The Plan Administrator shall establish such additional uniform and non-discriminatory rules and procedures regarding the withdrawal of benefits as are required in order to administer this section 9.1.

9.2 Withdrawals of Employer Contributions. Each actively employed Participant who was previously credited with an account balance in the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan and who has completed five Years of Service shall at any time be entitled to withdraw all or any portion of the vested balance in his Employer Contribution Account (excluding any portion thereof invested in a loan or pledged as security for a loan) in a manner consistent with the requirements of Article VIII. The Administrator shall establish uniform and nondiscriminatory rules and procedures regarding the distribution of benefits pursuant to this section 9.2.

9.3 Withdrawals after Age 59 1/2. At any time after reaching age 59 1/2, a Participant may apply to the Plan Administrator for the withdrawal of all or any portion of his vested interest in his Accounts. Any in-service withdrawal made pursuant to this section 9.3 shall be distributed in a manner consistent with the requirements of Article VIII. The Plan Administrator shall establish uniform and non-discriminatory rules and procedures regarding the withdrawal of benefits as are required in order to administer this section 9.3.

ARTICLE X.

Participant Directed Investments and Loans

10.1 Participant Directed Investments.

(a) (1) On the commencement of his participation in the Plan, each Participant shall direct the Trustee to invest his Accounts in one or more Directed Investment Funds selected by the Investment Committee and made available by the Company from time to time, as provided by subsection (e). The Plan Administrator may provide each of the Directed Investment Funds made available to Participants through shares of one or more investment companies or mutual funds, segregated accounts invested in one or more of savings or notice accounts, deposits in or certificates issued by a bank, insurance, annuity or other investment contracts, or other appropriate investment vehicles. Notwithstanding the preceding provisions of this subsection (a), in the event the Plan Administrator, the Investment Committee or the Trustee determine that any plan merger will make it impracticable to invest any amount as provided by this section as of the date of the plan merger, then the Administrator, the Investment Committee and the Trustee may invest such amount in a money market fund or stable value fund subsequent to the merger date until all necessary and appropriate actions have been taken to complete the merger of the merged accounts.

(2) Directed Investment Funds made available to Participants shall include an “Employer Securities Fund”, which shall consist of a portfolio invested primarily in Employer Securities (and the assets of which, to the extent practicable, shall be fully invested in Employer Securities unless and to the extent otherwise required by the Investment Committee). Accordingly, the Trustee may invest all of the assets of the Employer Securities Fund in Employer Securities.

(3) Employer Securities may be purchased or otherwise acquired by the Trustee from any source, including any party that might be a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e) (2) of the Code); provided, however, that if Employer Securities are purchased or acquired from such a party in interest or disqualified person, the Trustee shall neither pay more than adequate consideration (within the meaning of Section 3(18) of ERISA), nor pay any commission to any person in connection with such acquisition.

(b) (1) The Administrator shall establish procedures regarding Participant investment direction as are necessary, which procedures shall be communicated to all Participants and applied in a uniform, nondiscriminatory manner.

(2) A Participant may revise his investment direction election effective as of such dates as may be selected by the Plan Administrator from time to time (which shall be effective not less than quarterly). The Participant’s revised election shall be effective for contributions made to the Plan after the effective date of such revision, and may be effective for the investment of balances previously allocated and remaining credited to Participant Investments Accounts.

(3) The Trustee shall make requested investments on behalf of each Participant within a reasonable period after the receipt of directions from the Administrator or the Participant. Whenever a Participant requests a transfer of any portion of his Accounts from one Directed Investment Fund to another, the Trustee shall be permitted to delay the purchase of the new Directed Investment Fund until it receives the proceeds attributable to the sale of the prior Directed Investment Fund.

(4) The Plan Administrator, at its sole discretion, may prohibit, or otherwise restrict, investment of a Participant’s Account balances in the Company Stock Fund by any officer, director or 10% shareholder of the Company, or any other Participant who is required to file reports under Section 16(b) of the Securities Exchange Act of 1934, in order to prevent a violation of federal law or an undue administrative burden upon the Plan Administrator.

(c) If a Participant does not specifically designate the initial investments for all of his Accounts at the time he submits his initial election with respect to his elective contributions, the Administrator shall not accept his initial election. In the event that a Participant is otherwise credited with contributions (or merged account balances) made prior to providing the Trustee with directions for the investment of his Accounts, his Accounts shall be invested in a money market fund or stable value fund offered as one of the Directed Investment Funds available to Participants until such time as he makes his initial designation regarding his investments.

(d) This Plan is designated as an “ERISA Section 404(c) Plan” providing Participants (and beneficiaries) with the opportunity to exercise control over the investment of assets held in their Accounts and to select, from a broad range of investment funds, the manner in which the assets in their Accounts are invested. The investment funds shall be selected and offered by the Investment Committee, as the designated plan fiduciary, in accordance with Section 404(c) of ERISA and the regulations thereunder. The Investment Committee shall monitor the performance of the Directed Investment Funds and select alternative investment vehicles to be offered to Participants from time to time.

(e) Any voting and other rights with respect to a Participant’s investment in the Employer Securities Fund held as part of, or otherwise attributable to, the Participant’s Accounts shall be exercised as follows:

(1) If the Employer Securities are a registration-type class of security, as defined in Code Section 409(e), any voting, tender and similar rights (within the meaning of Department of Labor Regulation Section 2550.404c-1(c)(2)(ii)(E)(4)(vi)) with respect to the securities credited to the Participant’s Accounts shall be exercised by the Trustee in accordance with instructions received from the Participant.

(2) In connection with the exercise of the rights set forth in subsection (a)(1), the Trustee shall notify each Participant at least thirty (30) days prior to the date upon which such rights are to be exercised; provided, however, that the Trustee shall not be under any obligation to notify the Participant sooner than it receives such information as security holder of record. In the event the notice received by the Trustee makes it impossible for the Trustee to comply with such thirty (30) day notice requirement, the Trustee shall notify the Participant regarding the exercise of such rights as soon as practicable. The notification shall include all information distributed to the security holders of record by the Employer regarding the exercise of such rights.

(f) (1) Information relating to the purchase, holding or sale of interests in the Employer Securities Fund by Participants, as well as the voting and/or tender of Employer Securities, shall be maintained on a confidential basis by the Trustee for the Company at all times. The Trustee for the Company shall be the fiduciary responsible for maintaining all participant information with respect to investments in, and the voting and tender of, the Employer Securities Fund. The Trustee shall maintain confidential information with respect to participants’ investments in the Employer Securities Fund in a manner that will prevent officers, directors and employees of the Company from obtaining access to the information unless they have been specifically authorized to receive the information in connection with their responsibilities with respect to the administration of the plan. The director of employee benefits also shall be responsible for the periodic review and revision of confidentiality procedures for the Plan.

(2) In the event the fiduciary designated in subsection (f)(1) above determines that the direct or indirect exercise of shareholder rights by any Participant who has invested in the Employer Securities Fund may be subject to undue employer influence, the fiduciary shall appoint one or more independent fiduciaries (who are not affiliated with any Employer) to carry out such activities with respect to the Employer Securities Fund as may be required to eliminate such undue employer influence.

10.2 Loans to Participants. Participant loans shall be made in accordance with a written loan policy adopted by the Plan Administrator, the terms of which are incorporated herein by reference.

ARTICLE XI.

Trust Fund and Expenses of Administration

11.1 Trust Fund. The Trust Fund shall be held by the Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under the Trust Agreement. The Trust Agreement may from time to time be amended in the manner therein provided. Similarly, the Trustee may be changed from time to time in the manner provided in the Trust Agreement.

11.2 Employer Securities. The Plan has established for the purposes, among others, of enabling Employees to acquire capital ownership in the Company through the contribution of Employer Securities to the Plan and the investment of cash contributions to the Plan in Employer Securities. In the fulfillment of these purposes, and subject to the provisions hereinafter set forth, any assets of the Trust Fund, up to 100% thereof, may be invested in or used to acquire Employer Securities in such amounts and in such prices as the Plan Administrator in its judgment shall deem appropriate; provided, however, the purchase of the Employer Securities to be acquired by Trust shall be made at a price, or at prices which do not exceed the fair market value of such shares of Employer Securities. If, at the time of such determination, Employer Securities are not traded on a national securities exchange, the fair market value per share of the Employer Securities shall be determined by dividing the fair market value of the Employer Securities by the total number of shares issued and outstanding, and an independent appraiser shall be retained to value the Employer Securities which value shall be conclusive upon all parties interested the herein.

11.3 Expenses of Administration. The Company shall bear all expenses of implementing this Plan and the Trust. For its services, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its agreement with the Company in effect from time to time for the handling of a retirement trust. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred). The Company may pay all expenses of the administration of the Trust Fund (or may pay all such expenses that are attributable to current Employees), including the Trustee’s compensation, the compensation of any investment manager, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or another Employer shall not be deemed a contribution to this Plan. Such expenses shall be paid out of the assets of the Trust Fund except to the extent paid or provided for by the Company or another Employer. Notwithstanding anything contained herein to the contrary,

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(a) if the Employers pay expenses attributable only to current Employees, then expenses attributable to former Employees that are paid out of the assets of the Trust Fund shall be charged solely to the Accounts of such former Employees;

(b) reasonable expenses attendant to the determinations of financial hardship for hardship distribution requests and the processing of associated distributions may be charged to individual Participants’ Accounts;

(c) reasonable expenses associated with benefit distribution payments may be charged to individual distributees’ Accounts;

(d) reasonable expenses attendant to the determinations of Qualified Domestic Relations Order as defined in Section 414(p) of the Code and the processing of associated distributions and/or Account transfers may be charged to individual Participants’ Accounts; and

(e) no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

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ARTICLE XII.

Amendment and Termination

12.1 Restrictions on Amendment and Termination of Plan. It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time, and from time to time, to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

(a) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trust;

(b) shall cause or permit any property held subject to the terms of the Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator and the Trust;

(c) shall (1) reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law, or (2) reduce or restrict either directly or indirectly any benefit provided any Participant prior to the date an amendment is adopted;

(d) shall reduce the Accounts of any Participant;

(e) shall amend any vesting schedule with respect to any Participant who has at least three Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

(f) shall increase the duties or liabilities of the Trustee without its written consent.

12.2 Amendment of Plan. Subject to the limitations stated in section 13.1, the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder, to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust.

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12.3 Discontinuance of Contributions.

(a) (1) Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company) at any time without any liability whatsoever for such permanent discontinuance.

(2) In the event an Employer decides to permanently discontinue making contributions under this Plan, such decision shall be evidenced by an appropriate resolution (of the Board in the case of a corporate Employer) and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee.

(b) (1) Upon the occurrence of any of the events described in subsection (a) above, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to their respective Accounts at the time of such permanent discontinuance of contributions. All such vested interests shall be nonforfeitable.

(2) In the event there is a permanent discontinuance of contributions under this Plan without formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts will occur as of the last day of the Plan Year in which a substantial contribution was made to the Trust.

12.4 Termination Procedure.

(a) (1) The Company, in its sole and absolute discretion, may terminate this Plan and the Trust, completely or partially, at any time without any liability for such complete or partial termination.

(2) In the event the Company decides to terminate this Plan and the Trust, such decision shall be evidenced by an appropriate resolution and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee.

(b) In the event the Plan is terminated, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and the Trust. All such vested interests shall be nonforfeitable.

(c) Following a termination, complete or partial, and after payment of all expenses and adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund, each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive, provided that

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no successor plan has been established, a distribution of the amounts then credited to his Accounts in accordance with the provisions of Article VIII.

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ARTICLE XIII.

Miscellaneous

13.1 Merger or Consolidation. This Plan and the Trust may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and the Trust had then terminated.

13.2 Alienation.

(a) Except as provided in Article XI and any loan policy established thereunder and except as provided in subsection (b), no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in this Plan or the Trust or any payments to be made thereunder; no benefits, payments, rights or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trust, as and when the same respectively are due and payable under the terms of this Plan and the Trust.

(b) (1) Notwithstanding the provisions of subsection 14.2(a), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. This Plan shall permit distributions pursuant to a Qualified Domestic Relations Order at any time.

(2) The Plan Administrator shall establish procedures consistent with Section 414(p) of the Code to determine if any order received by the Plan Administrator, or any other fiduciary of the Plan, is a Qualified Domestic Relations Order.

(c) Notwithstanding any provision of the Plan to the contrary, an offset to a Participant’s Accounts for an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Sections 401(a)(13)(C) and (D) of the Code.

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13.3 Electronic Media and Other Technology. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may use telephonic media, electronic media or other technology in administering the Plan to the extent not prohibited by applicable law, regulation or other pronouncement.

13.4 Waiver of Notice. Any Participant, beneficiary or other person entitled to notice under the Plan may waive the right to such notice to the extent that such waiver is not inconsistent with applicable law, regulation or other pronouncement.

13.5 USERRA Requirements. Effective December 12, 1994, this Plan shall comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act (USERRA) and Section 414(u) of the Code, including the following:

(a) An individual reemployed under USERRA shall be treated as not having incurred a Break in Service with Employer by reason of such individual’s qualified military service (as defined in Section 414(u) of the Code).

(b) Each period of qualified military service served by an individual is, upon reemployment, deemed to constitute service with the Employer for purposes of vesting and the accrual of benefits under the Plan.

(c) An individual reemployed under USERRA is entitled to accrued benefits that are contingent on the making of, or derived from, Employee contributions or elective deferrals only to the extent the individual makes payment to the Plan with respect to such contributions or deferrals; provided, however, that no such payment may exceed the amount the individual would have been permitted or required to contribute had the individual remained continuously employed by the Employer throughout the period of qualified military service. Any payment to the Plan under this subsection (c) shall be made during the period beginning with the date of reemployment and whose duration is 3 times the period of the qualified military service (but not greater than 5 years).

13.6 Governing Law. This Plan shall be administered, construed and enforced in accordance with applicable federal law, and to the extent applicable and not preempted by federal law, the laws of the State of Florida.

13.7 Action by Employer. Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed, in the case of a corporate Employer, by the Board of Directors of such Employer (or the designated agent or agents of such Board of Directors) and shall be evidenced by proper resolution of such Board of Directors (or its designated agent or agents).

13.8 Alternative Actions. In the event it becomes impossible for the Company, another Employer, the Plan Administrator or the Trustee to perform any act required by this Plan, then the Company, such other Employer, the Plan Administrator or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

13.9 Severability of Provisions. In the event that any provision of the Plan shall be determined to be illegal, invalid or unenforceable, the remaining provisions of the Plan shall be construed as though the illegal, invalid or unenforceable provision is not part of the Plan.

13.10 Gender. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

IN WITNESS WHEREOF, this amendment and restatement of the Plan has been executed this 27 day of July, 2006.

KFORCE INC.

By:	/s/ WL Sanders
William L. Sanders
Its:	Secretary

“COMPANY”

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